EXHIBIT 99.2
                                  ------------


                    CERTIFICATION OF CHIEF FINANCIAL OFFICER
                         PURSUANT TO 18 U.S.C. ss. 1350,
                              AS ADOPTED PURUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of CCC GlobalCom Corporation on form 10QSB for the period ending March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof, I, Mario H. Hernandez, Controller/Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

         (1)  the Report complies with the  requirements of Section 13 (a) or 15
              (d) of the Securities Exchange Act of 1934; and

         (2) the information in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


By   /s/  Mario H. Hernandez
--------------------------------------
Mario H. Hernandez
Controller/Principal Financial Officer
May 20, 2003